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                                                                    Exhibit 10.5

                          KMART MANAGEMENT CORPORATION
                           RESTRICTED STOCK AGREEMENT
                                   JANET KELLY

         THIS AGREEMENT, dated and effective as of September 3, 2003 (the "Grant Date") by and between Kmart Management Corporation, a Michigan corporation (the "Company"), and Janet Kelly (the "Executive"), is entered into as follows:

         WHEREAS, the Company and the Executive are parties to an Employment Agreement made and entered into on September 3, 2003 (the "Employment Agreement"); and

         WHEREAS, pursuant to the Employment Agreement, the Effective Date of the Executive's employment with the Company is September 3, 2003 ("Effective Date"); and

         WHEREAS, the Compensation Committee of the Board of Directors of Kmart Holding Corporation ("Holding Corp."), a Delaware corporation and the Company's parent corporation, has determined that, as an inducement material to the Executive's agreement to enter into employment with the Company, in satisfaction of the Company's obligation under Section 5(b) of the Employment Agreement, and subject to the restrictions stated below, the Executive should be granted shares of the Holding Corp.'s $1.00 par value Common Stock (the "Restricted Stock");

         NOW, THEREFORE, the parties hereby agree as follows:

                  1. Grant of Stock.

         Pursuant to Section 5(b) of the Employment Agreement, the Executive is hereby granted, effective on the Grant Date and subject to the terms and conditions of this Agreement, 34,218 shares of Restricted Stock, said number of shares being determined as follows: (a) the average of the highest ($29.66) and lowest ($28.79) fair market value of one share of Holding Corp. Common Stock on the Grant Date is $29.225; and (b) 34,218 shares of Holding Corp. Common Stock, at a fair market value of $29.225 per share, would have a fair market value of $1,000,021.05.

                  2. Issuance of Stock.

         As soon as practicable, the Company shall cause the shares of Restricted Stock to be issued in the Executive's name. The Restricted Stock shall be held in the custody of the Company or its designee for the Executive's account. The Restricted Stock shall be subject to the restrictions described herein. The Restricted Stock shall bear appropriate legends with respect to the restrictions described herein.

                  3. Vesting.

                           (a) The interest of the Executive in the Restricted Stock shall vest as to one-third of such Restricted Stock (11,406 shares) on the first anniversary of the Effective Date, as to an additional one-third (11,406 shares) on the second anniversary of the Effective Date, and as to the final one-third (11,406 shares) on the third anniversary of the Effective Date, so as to be 100% vested on the third anniversary thereof, conditioned upon the Executive's continued employment with the Company as of each vesting date.

                           (b) Notwithstanding the foregoing, pursuant to and in accordance with the terms, conditions and definitions of the Employment Agreement, the interest of the Executive in the Stock shall vest as to 100% of the then unvested Restricted Stock upon the Executive's

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         termination of employment (i) without Cause (other than due to disability or death), (ii) by reason of Constructive Termination, or
         (iii) upon expiration of the Term of Employment following the Company's having given a notice of non-extension of the Term of Employment.

                  4. Restrictions.

                           (a) No portion of the Restricted Stock or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Executive until such portion of the Restricted Stock becomes vested in accordance with Section 3 of this Agreement. The period of time between the date hereof and the date all Restricted Stock becomes vested is referred to herein as the "Restriction Period."

                           (b) If the Executive's employment with the Company is terminated for any reason which does not give rise to 100% vesting of the Restricted Stock, as provided in Section 3 above, the balance of the Restricted Stock subject to the provisions of this Agreement which have not vested at the time of the Executive's termination of employment shall be forfeited by the Executive, and ownership transferred back to the Company.

                  5. Executive Shareholder Rights.

         During the Restriction Period, the Executive shall have all the rights of a shareholder with respect to the Restricted Stock except for the right to transfer the Restricted Stock, as set forth in Section 4 of this Agreement. Accordingly, the Executive shall have the right to vote the Restricted Stock and to receive any cash dividends paid to or made with respect to the Restricted Stock, provided, however, that dividends paid, if any, with respect to that Restricted Stock which has not vested at the time of the dividend payment shall be held in the custody of the Company and shall be subject to the same restrictions that apply to the corresponding Restricted Stock.

                  6. Changes in Stock.

         In the event that as a result of (a) any stock dividend, stock split or other change in the Restricted Stock, or (b) any merger or sale of all or substantially all of the assets or other acquisition of the Company or Holding Corp., and by virtue of any such change, the Executive shall in her capacity as owner of unvested shares of Restricted Stock which have been awarded to her (the "Prior Stock") be entitled to new or additional or different shares or securities, such new or additional or different shares or securities shall thereupon be considered to be unvested Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Stock pursuant to this Agreement.

                  7. Taxes.

         The Executive shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Restricted Stock hereunder. The Executive may elect to satisfy such withholding tax obligation by having the Company retain Restricted Stock having a fair market value equal to the Company's minimum withholding obligation.

                  8. Miscellaneous.

                           (a) The Company shall not be required (i) to transfer on its books any shares of Restricted Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

                           (b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

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                           (c) Any notice required or permitted hereunder shall
         be given in writing and shall be deemed effectively given upon delivery to the Executive at her address then on file with the Company.

                           (d) This Agreement shall not be construed so as to grant the Executive any right to remain in the employ of the Company.

                           (e) The parties agree that: (i) this Restricted Stock Agreement and the grant of Restricted Stock hereunder are in full and final satisfaction of the Company's obligations under Section 5(b) of the Employment Agreement; (ii) the Company shall have no further obligation to the Executive pursuant to Section 5(b) of the Employment Agreement except as stated herein; and (iii) neither the Company nor Holding Corp. shall have any further obligation to the Executive relating to the grant of stock except as stated herein.

                           (f) This Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective on the date first set above.

EXECUTIVE                                    KMART MANAGEMENT CORPORATION

/s/  Janet L. Kelly                          By: /s/ Julian C. Day
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Janet Kelly